Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Larry Tannenbaum
Chief Financial Officer
(650) 940-4700
November 30, 2006
Mountain View, California
IRIDEX SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
LASERSCOPE AESTHETICS BUSINESS
Acquisition Expected to Be Accretive to 2007 EPS Prior to Acquisition Costs
Sales, Marketing, Manufacturing and Product Innovation Synergies Expected
Transaction Should Nearly Double Revenues for 2007
Conference Call Friday, December 1, 2006 at 10:30 AM Eastern Time
IRIDEX Corporation (Nasdaq: IRIX) today announced that it has signed a definitive agreement with American Medical Systems Holdings, Inc., (Nasdaq:AMMD), under which IRIDEX will acquire the laser aesthetics business of Laserscope, a leading global provider of medical laser systems for surgical and aesthetic applications.
“We believe this acquisition will provide significant growth opportunities for our dermatology business and allow us to become one of the key players in the estimated $750 million global aesthetics laser market, as well as provide a platform for continued growth in ophthalmology,” said Barry Caldwell, President and CEO of IRIDEX. “We expect this transaction to be accretive to our earnings within the first year excluding one-time expenses related to the transaction. We also believe it will provide important synergies to several functional areas including sales, marketing, manufacturing and product innovation. These synergies should allow us to build critical revenue mass and infrastructure which will help fuel our growth strategies in both ophthalmology and dermatology, while enhancing overall company profitability. In addition, we will acquire a direct sales, clinical and service presence in the international aesthetics markets, which will expand our current international dermatology business beyond its current limited focus. We believe this acquisition will also help expand the support we provide to our present international distribution channels in the ophthalmic segment.
“Laserscope’s aesthetics business has had a strong revenue base, generating approximately $37.8 million in 2004 and $36.9 million in 2005,” Mr. Caldwell continued. “By combining this revenue with our existing business, we believe we can profitably expand our dermatology franchise. The additional international sales channels to be obtained in this acquisition will immediately expand the international presence of our current dermatology products. In addition, based upon the similarities between our manufacturing processes, we expect to be able to integrate Laserscope’s manufacturing requirements into our Mountain View, California facility, which currently has unused additional capacity. This will increase our production yields and enhance gross margins for both ophthalmology and dermatology. Laserscope has a very experienced team of field service engineers who have developed an excellent reputation for customer support. The addition of this team in the field should allow IRIDEX to further enhance support to our ophthalmic customer base in the future.”

Transaction Terms
Under the terms of the definitive agreement, IRIDEX Corporation will acquire certain assets and liabilities of Laserscope, including four patents, a license to an additional nine Laserscope patents, and a license under the Palomar hair removal patents for approximately $26 million in cash and $2 million in unregistered shares of IRIDEX Common Stock, subject to post closing adjustments. In addition, at the close of the transaction, IRIDEX will acquire between $7.3 million and $9.5 million in net assets, including accounts receivable from Laserscope. IRIDEX will use a combination of cash and bank financing to close the transaction. The Board of Directors for IRIDEX has unanimously approved the terms of the transaction, which subject to regulatory approval, is expected to close by early January 2007.
“Laserscope has long-maintained a strong brand recognition and reputation among physicians and customers,” Mr. Caldwell continued. “One of the key reasons for this is its outstanding personnel who have developed tremendous respect in this market over several years. We are very excited about bringing them into the IRIDEX family and working with them to successfully grow this business. The history and cultures of the two companies are very similar with respect to addressing and satisfying customer needs with clinically effective solutions. Laserscope’s diverse portfolio, including its lead Gemini® laser system, broad technology competencies, knowledgeable personnel and other intellectual property will be a tremendous asset for our Company as we continue to profitably grow our dermatology business.
“It has been a real pleasure to work with the management team of American Medical Systems for the past few months,” continued Mr. Caldwell. “I have grown to really respect them and the manner in which they do business. They have expressed a high level of commitment to the Laserscope employees during this entire process.”
The market for aesthetic lasers has been growing rapidly, primarily due to the aging population, heightened consumer awareness and increased demand for cosmetic services. According to published reports, in 2006 the worldwide aesthetic laser market size is expected to be more than $750 million, growing to more than $950 million in 2008 and nearly $1.1 billion in 2009. “We believe this acquisition will successfully position IRIDEX to achieve market growth in this large and growing aesthetic industry,” concluded Mr. Caldwell.
The aesthetics business of Laserscope develops light-based systems for non-surgical aesthetic procedures, focusing primarily on cosmetic treatments of dermatology-related conditions. Its laser systems perform a variety of aesthetic treatments, including removal of vascular lesions, red veins on the legs and face, port wine stains and pigmented lesions, wrinkles, leg veins, hair removal, enhanced skin rejuvenation and skin resurfacing. The Gemini® laser system treats 93% of the most common cosmetic laser applications. Since its founding in 1982, Laserscope’s aesthetics business has sold approximately 2,100 laser systems in the United States and 500 internationally. Combining this with the more than 1,000 IRIDEX dermatology lasers in the field, IRIDEX’s installed base will exceed 3,600 laser systems.
Jefferies & Company, Inc. acted as exclusive financial advisor to IRIDEX. Wilson Sonsini Goodrich & Rosati is acting as legal counsel to IRIDEX in this transaction.

Conference Call — Friday, December 1, 2006
IRIDEX management will conduct a conference call tomorrow, Friday, December 1, 2006 at 10:30 a.m. (Eastern Time) to discuss this transaction. Interested parties may access the live conference call via telephone by dialing 800-218-8862 for domestic participants or 303-262-2140 for international participants. Interested parties may also visit the Company’s website at www.iridex.com. A telephone replay will be available beginning approximately one hour after the end of the call through December 8, 2006 by dialing 800-405-2236 for domestic participants or 303-590-3000 for international participants. The passcode is 11078108#. In addition, an archived version of the webcast will be available on the Company’s website at www.iridex.com.
About IRIDEX
IRIDEX Corporation is a leading worldwide provider of therapeutic based laser systems, disposable laser probes and delivery devices to treat eye diseases in ophthalmology and skin diseases in dermatology markets (also referred to as aesthetics). IRIDEX products are sold in the United States through a direct sales force and internationally through a network of 77 independent distributors into 107 countries. For further information, visit the Company’s website at www.iridex.com.
Safe Harbor
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Act of 1934, as amended, relating to the Company’s growth strategy and prospects, revenues, gross margins, and earnings, operational and other synergies, potential acquisitions, expectation that the acquisition will be accretive, including that the transaction could increase 2007 revenues by more than $30 million, new product releases, and the outcome of pending or future litigation. Actual results could differ materially and adversely from those projected in the forward-looking statements based on, among other things, the actual order and shipment rate for the Company’s ophthalmology and dermatology product lines, the rate of sales to OEM customers, the rate of growth in sales of disposables and services, the rate of introduction and market acceptance of the Company’s products, and the impact of any continuing weakness and uncertainties related to general economic conditions or weakness in overall demand in the Company’s markets, especially with regard to the Company’s dermatology products which are typically used for elective procedures that can be deferred. Additional risks and uncertainties to which the Company are subject may include, but may not necessarily be limited to, the amount of orders that the Company receives and ships, dependence on international sales and the Company’s network of independent distributors, the risks associated with bringing new products to market, and the results of clinical trials and competition in our markets, as well as the risks associated with a competitive market for management talent and the risks inherent with identifying, negotiating and integrating strategic acquisitions of complementary businesses, products or technologies. Please see a detailed description of these risks contained in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. Forward- looking statements contained in this announcement are made as of this date and will not be updated.
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